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Exhibit 10.1

Amendment No. 2 to Stock Purchase Agreement

    This Amendment No. 2 to Stock Purchase Agreement (this "Amendment") is entered into as of May 25, 2001 by and between ATC Distribution Group, Inc. ("Buyer") and Aftermarket Technology Corp. ("Seller").

    WHEREAS, ATCDG Acquisition Corp., Inc. ("Acquisition Corp.") and Seller entered into a Stock Purchase Agreement, dated as of September 1, 2000 (as amended to the date hereof, the "Stock Purchase Agreement"), pursuant to which Acquisition Corp. acquired all of the outstanding capital stock of Buyer on October 27, 2000 and Acquisition Corp. delivered to Seller a Promissory Note, dated October 27, 2000, in the principal amount of $10,050,000 (the "Original Note"). Terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement. Unless otherwise indicated, all references to Sections are to Sections of the Stock Purchase Agreement.

    WHEREAS, following such purchase Acquisition Corp. was merged with and into Buyer and Buyer succeeded to all the rights and obligations of Acquisition Corp. under the Stock Purchase Agreement and the Original Note.

    WHEREAS, pursuant to Section 2.04, Seller is to pay Buyer an amount equal to the amount by which Final Net Working Capital is less than $81,531,000 and Final Net Cash is less than $(2,504,000).

    WHEREAS, pursuant to Section 2.03, Buyer delivered to Seller its calculations of Proposed Net Working Capital and Proposed Net Cash in its letter to Seller dated February 23, 2001 ("Buyer's Calculation") setting forth a Proposed Net Working Capital of $75,169,000 and a Proposed Net Cash of $(2,778,000), equating to a proposed total amount of $6,636,000 owing from Seller to Buyer pursuant to Section 2.04 (excluding interest on such amount calculated in accordance with Section 2.04).

    WHEREAS, pursuant to Section 2.03, Seller delivered to Buyer its notices of disagreement with respect to the Proposed Net Working Capital and Proposed Net Cash in its letters to Buyer dated March 23, 2001 and April 27, 2001 ("Seller's Notices of Disagreement"), disputing certain portions of the Proposed Net Working Capital and Proposed Net Cash calculations and setting forth a proposed Net Working Capital of $79,005,000 and a proposed Net Cash of $(2,555,000), equating to a proposed total amount of $2,577,000 owing from Seller to Buyer pursuant to Section 2.04 (excluding interest on such amount calculated in accordance with the Stock Purchase Agreement).

    WHEREAS, in various communications between Buyer and Seller following the delivery of Buyer's Calculation to Seller, Buyer and Seller have disagreed as to whether Buyer has properly delivered supporting documentation for the calculations of Proposed Net Working Capital and Proposed Net Cash pursuant to the terms of the Stock Purchase Agreement and as to the proper start date for Seller's thirty-day review period of Proposed Net Working Capital and Proposed Net Cash under the Stock Purchase Agreement.

    WHEREAS, Buyer and Seller deem it desirable and in their best interests to agree upon certain aspects of the Proposed Net Working Capital and Proposed Net Cash calculations and to amend and restate the Original Note in the form attached as Exhibit A hereto (the "Amended Note").

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1.  Undisputed and Disputed Amounts.

      (a) Notwithstanding the provisions of Section 2.03 and 2.04, the parties hereto hereby agree as follows:

         (i) Net Working Capital as of the Closing Date Cutoff Time in no event shall be greater than $79,005,000 nor less than $75,169,000;

        (ii) Net Cash as of the Closing Date Cutoff Time in no event shall be greater than $(2,555,000) nor less than $(2,778,000);

        (iii) the minimum aggregate amount that Seller shall owe Buyer pursuant to Sections 2.04(a) and (c) is $2,577,000, before the calculation of interest, (the "Undisputed Amount") plus interest on such amount calculated in accordance with Section 2.04; and

        (iv) the maximum aggregate amount that Seller shall owe Buyer pursuant to Sections 2.04(a) and (c) is $6,636,000, before the calculation of interest, plus interest on such amount calculated in accordance with Section 2.04.

      (b) Seller will be under no obligation to pay the Undisputed Amount (or applicable interest) in cash to Buyer until Final Net Working Capital and Final Net Cash is finally determined in accordance with Section 2.03; provided, however, that Buyer shall have the offset rights provided under Section 4 of this Amendment.

      (c) The parties hereto agree that, subject to the provisions of this Section 1 and Section 2 of this Amendment, the determination of Final Net Working Capital and Final Net Cash shall be subject to the procedures set forth in Sections 2.03 and 2.04.

      (d) All Offset Interest Amounts (as defined in Section 4 of this Amendment) which are offset pursuant to the terms of Section 4 of this Amendment will reduce on a dollar-for-dollar basis the aggregate amount owing from Seller to Buyer under Section 2.04(a) and (c). Upon final determination of Final Net Working Capital and Final Net Cash pursuant to Section 2.03, Seller shall pay to Buyer in accordance with Section 2.04 the amounts specified in Section 2.04 less the total amount of Offset Interest Amounts.

    2.  Certain Procedures.  The parties hereto agree that: (i) Seller's 30-day review period relating to its review of Proposed Net Working Capital and Proposed Net Cash, as specified in Sections 2.03(a) and 2.03(b), expired on April 27, 2001; (ii) Buyer has properly delivered to Seller Buyer's Calculation, together with all supporting documentation, in a timely manner and otherwise in accordance with the terms of the Stock Purchase Agreement; (iii) Seller has properly delivered to Buyer Seller's Notices of Disagreement in a timely manner and otherwise in accordance with the terms of the Stock Purchase Agreement; and (iv) the 30-day negotiation period set forth in Sections 2.03(a) and 2.03(b) began on April 27, 2001 and will expire on May 27, 2001.

    3.  Amended Note.  On the date hereof, the Original Note is being amended and restated to contain the terms set forth in the Amended Note and, accordingly, Seller will deliver the Original Note to Buyer for cancellation concurrently with Buyer's delivery of the Amended Note duly executed by Buyer, such deliveries to take place at the offices of The Riverside Company in New York, New York on May 29, 2001.

    4.  Rights of Offset.  Buyer shall have the right on any date upon which interest is due under the Amended Note (an "Interest Payment Date") to offset any such interest payment against (and to the extent) of the Offset Balance (as defined below) outstanding as of such Interest Payment Date. Any interest payments which are so offset by Buyer (the "Offset Interest Amounts") shall be in lieu of making an interest payment in cash and such interest payments so offset by Buyer shall be deemed fully paid and satisfied in accordance with the terms of the Amended Note with the same force and effect as if such amounts were actually paid in cash. As used herein, the "Offset Balance" outstanding as of any Interest Payment Date shall equal the Undisputed Amount plus interest on such amount calculated in accordance with Section 2.04 as of such Interest Payment Date less any Offset Interest Amounts made prior to such Interest Payment Date. Upon full satisfaction by Seller of its obligations under Section 2.04, then the Offset Balance shall be reduced to zero and Buyer's offset rights under this Section 4 shall terminate.

    5.  First Interest Payment.  Buyer and Seller hereby acknowledge and agree that the interest payment due on April 27, 2001 under the Amended Note was offset against a portion of the Offset Balance, that such interest payment was satisfied in full by Buyer in a timely manner under the terms of the Amended Note and that no overdue interest or penalties are due from Buyer in connection with such interest payment. On the date hereof, after giving effect to the foregoing provisions of this Section 5 the Offset Balance equals $1,903,000 (see Exhibit B).

    6.  Representations and Warranties

      (a) Buyer hereby represents and warrants to Seller as follows:

         (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite power and authority to make, execute, deliver and perform this Amendment and the Amended Note and to effect the transactions contemplated hereby and thereby.

        (ii) The execution, delivery and performance of this Amendment and the Amended Note have been duly authorized by all necessary action on the part of Buyer. This Amendment and the Amended Note have been duly executed and delivered by Buyer, and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

        (iii) The execution, delivery and performance of this Amendment and the Amended Note and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene any provision of any of the articles of incorporation or bylaws or other comparable organizational documents of Buyer, (b) conflict with or result in a breach of or constitute a default under any provision of any agreement or instrument to which Buyer is a party, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation or (c) violate any statute, rule, regulation or ordinance applicable to Buyer.

      (b) Seller hereby represents and warrants to Buyer as follows:

         (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has all requisite power and authority to make, execute, deliver and perform this Amendment and to effect the transactions contemplated hereby.

        (ii) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Seller. This Amendment has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

        (iii) The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby do not and will not (a) contravene any provision of any of the articles of incorporation or bylaws or other comparable organizational documents of Seller, (b) conflict with or result in a breach of or constitute a default under any provision of any agreement or instrument to which Seller is a party, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, (c) violate any statute, rule, regulation or ordinance applicable to Seller.

    7.  Miscellaneous.

      (a) The agreement of the parties, which is comprised of this Amendment and the documents referred to herein, including without limitation the Amended Note, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Amendment.

      (b) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. No party hereto may assign either this Amendment or any of its rights interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld, except that Buyer may collaterally assign this Amendment to its lenders without the approval of Seller.

      (c) This Amendment shall be governed by and construed and enforced in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

      (d) This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

      (e) Any provision of this Amendment may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

[Signature page follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and the year first above written.

ATC DISTRIBUTION GROUP, INC.
/s/ ROBERT J. FITZSIMMONS
By:	Robert J. Fitzsimmons
Title:	Vice President

AFTERMARKET TECHNOLOGY CORP.
/s/ JOSEPH SALAMUNOVICH
By:	Joseph Salamunovich
Title:	Vice President

EXHIBIT A TO AMENDMENT No. 2

    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A NOTE PURCHASE AGREEMENT REFERRED TO HEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE MAKER. THE SALE, TRANSFER OR OTHER DISPOSITION OF THIS NOTE IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THIS NOTE IS TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH. THIS NOTE IS ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT ATTACHED HERETO AS EXHIBIT A.

AMENDED AND RESTATED PROMISSORY NOTE

$10,050,000	Chicago, Illinois

Dated as of October 27, 2000

    This Amended and Restated Promissory Note (this "Note") amends and restates that certain Promissory Note dated October 27, 2000 in the principal amount of $10,050,000 (the "Original Note") made by ATCDG Acquisition Corp., Inc., which was subsequently merged with and into the undersigned, and delivered to Aftermarket Technology Corp. and such Original Note is hereby superseded and cancelled in its entirety.

    FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Aftermarket Technology Corporation, a Delaware corporation ("Lender" and, together with any subsequent holder hereof, "Holder"), in lawful money of the United States of America and in immediately available funds, at the office of Lender located at One Oak Hill Center, Suite 400, Westmont, Illinois 60559, or at such other place as Holder may designate to the Maker in writing, the principal amount of TEN MILLION FIFTY THOUSAND DOLLARS ($ 10,050,000) on October 28, 2005 (the "Maturity Date").

    This Note shall bear interest on the unpaid principal balance from and after the date hereof until payment in full at a rate equal to (i) 15% per annum, compounded semi-annually, and (ii) 3% per annum, compounded semi-annually. Interest pursuant to clause (i) shall be due and payable in arrears semi-annually on April 27 and October 27 of each year, through and including the Maturity Date (each, an "Interest Payment Date"), beginning April 27, 2001; interest pursuant to clause (ii) shall accrue and shall be due and payable in full on the earlier of the Maturity Date or as provided in the immediately succeeding sentence. Any payment received by Holder shall be credited first to interest then due pursuant to clause (i), next to interest then accrued pursuant to clause (ii) and the remainder to principal. Principal and interest shall be made in lawful money of the United States of America. Maker may, upon one day's prior notice (or such lesser time as may be acceptable to Holder), prepay this Note at any time, in whole or in part, and without penalty.

    Maker shall have the right on any Interest Payment Date to offset any interest payment due under this Note against (and to the extent) of the Offset Balance (as defined in the Agreement between Maker and Lender attached as Exhibit A hereto) outstanding as of such Interest Payment Date. Any interest payments which are so offset by Maker shall be in lieu of making an interest payment in cash and such interest payments so offset by Maker shall be deemed fully paid and satisfied in accordance with the terms of this Note with the same force and effect as if such amounts were actually paid in cash. Maker and Holder hereby acknowledge and agree that the interest payment due on April 27, 2001 under this Note was offset against a portion of the Offset Balance, that such interest payment was satisfied in full by Maker in a timely manner under the terms of this Note and that no overdue interest or penalties are due from Maker in connection with such interest payment.

    This Note is the Note referred to in, and is entitled to the benefits of, the Note Purchase Agreement of even date herewith (as amended, supplemented or modified, the "Note Purchase Agreement") between Maker, Lender and the Guarantors from time to time parties thereto, to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid. This Note is subordinated to Senior Debt (as defined in the Note Purchase Agreement) and such terms of subordination are incorporated herein and shall apply hereto.

    Maker shall be deemed in default if any Event of Default occurs (as defined in the Note Purchase Agreement). Upon any occurrence of any Event of Default all principal of this Note and interest thereon shall, upon demand from Holder to Maker become immediately due and payable, without further demand or notice.

    Maker agrees to pay to the Holder any and all costs and expenses, including attorneys' fees and expenses, that Holder may incur in connection with the collection of all sums payable hereunder or the exercise or enforcement of any of the rights, powers or remedies of Holder under this Note, any agreement relating to or securing this Note (including, without limitation, the Security Agreement (as defined in the Note Purchase Agreement)) or applicable law, whether or not litigation is commenced, including without limitation all attorneys' fees and costs incurred by Holder in any bankruptcy or judicial or nonjudicial foreclosure proceeding. Any such amounts shall be payable on demand, with interest at the rate provided above for overdue principal and interest.

    No failure or delay on the part of Holder in the exercise of any power, right or remedy under this Note shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

    All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, for any circumstances whatsoever, fulfillment of any provision hereof, or any other agreement or instrument referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Holder.

    This Note shall be construed in accordance with the laws of the State of New York. Maker consents to the personal jurisdiction of the appropriate state or federal court located in New York, New York. This Note, together with any security agreement, pledge agreement, deed of trust, credit agreement or other written agreement or instrument given in connection herewith, is intended by Maker as a final expression of its agreement regarding the subject matter hereof and contains a complete and exclusive statement of the terms and conditions of such agreement.

    Maker expressly waives any presentment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Note now or hereafter required by applicable law. MAKER AND HOLDER (BY ACCEPTANCE HEREOF) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS NOTE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION.

    IN WITNESS WHEREOF, Maker has duly executed this Note as of the date set forth above.

ATC DISTRIBUTION GROUP, INC. ("MAKER")

By:

Its:

AGREED AND ACCEPTED AS OF May __, 2001
AFTERMARKET TECHNOLOGY CORP.

By:

Its:

    Exhibit B to Agreement dated 5/11/01 between Aftermarket Technology Corp. and ATCDG Acquisition Corp.

$ in millions	Net Working Capital	Net Cash	Total
Estimated	$81.531	$(2.504)
Buyer Proposed	$75.169	$(2.778)
Seller Proposed	$79.005	$(2.555)
Buyer Proposed Adjustment	$(6.362)	$(0.274)	$(6.636)
Seller Proposed Adjustment	$(2.526)	$(0.051)	$(2.577)
Undisputed Amount			$(2.577)

	Oct-00	Nov-00	Dec-00	Jan-01	Feb-01	Mar-01	Apr-01	May-01	Jun-01	Jul-01	Aug-01	Sep-01	Oct-01	Nov-01
Applicable Rate	6.804%	6.759%	6.687%	6.371%	5.390%	5.089%	4.840%	4.340%	0.000%	0.000%	0.000%	0.000%	0.00%	0.00%
Beg Date	27-Oct-00	31-Oct-00	30-Nov-00	31-Dec-00	30-Jan-01	28-Feb-01	31-Mar-01	27-Apr-01	11-May-01	30-Jun-01	31-Jul-01	31-Aug-01	30-Sep-01	27-Oct-01
End Date	31-Oct-00	30-Nov-00	31-Dec-00	30-Jan-01	28-Feb-01	31-Mar-01	27-Apr-01	11-May-01	30-Jun-01	31-Jul-01	31-Aug-01	30-Sep-01	27-Oct-01	30-Nov-01
# Days	4	30	31	30	29	31	27	14	50	31	31	30	27	34
Interest on Undisputed Amount	$(0.002)	$(0.014)	$(0.015)	$(0.013)	$(0.011)	$(0.011)	$(0.009)	$(0.004)	$—	$—	$—	$—	$—	$—
Offset Balance
Beginning Amount	$(2.577)	$(2.579)	$(2.593)	$(2.608)	$(2.621)	$(2.632)	$(2.644)	$(1.899)	$(1.903)	$(1.903)	$(1.903)	$(1.903)	$(1.903)	$(1.149)
Accrued Interest	$(0.002)	$(0.014)	$(0.015)	$(0.013)	$(0.011)	$(0.011)	$(0.009)	$(0.004)	$—	$—	$—	$—	$—	$—
Offset Interest Amounts	$—	$—	$—	$—	$—	$—	$0.754	$—	$—	$—	$—	$—	$0.754	$—

Ending Amount	$(2.579)	$(2.593)	$(2.608)	$(2.621)	$(2.632)	$(2.644)	$(1.899)	$(1.903)	$(1.903)	$(1.903)	$(1.903)	$(1.903)	$(1.149)	$(1.149)

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Amendment No. 2 to Stock Purchase Agreement